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                                                                    Exhibit 8.1

                           SUBSIDIARIES OF THE BANK

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Name of Principal Subsidiary                                 Country of Incorporation
----------------------------                                 -------------------------
Bermuda Trust Company Limited............................... Bermuda
Bermuda International Investment Management Limited......... Bermuda
Bermuda International Securities Limited.................... Bermuda
Bank of Bermuda (Cayman) Limited............................ Cayman Islands
Bermuda International Finance Limited....................... Cayman Islands
Bank of Bermuda (New York) Limited.......................... United States
Bermuda International Investment Management (Europe) Limited England
Management International (Dublin) Limited................... Ireland
Bermuda Trust (Dublin) Limited.............................. Ireland
Bank of Bermuda (Guernsey) Limited.......................... Guernsey, Channel Islands
Bermuda Trust (Guernsey) Limited............................ Guernsey, Channel Islands
Bermuda International (Guernsey) Limited.................... Guernsey, Channel Islands
Bermuda Trust (Jersey) Limited.............................. Jersey, Channel Islands
Le Masurier, James and Chinn Limited........................ Jersey, Channel Islands
Bank of Bermuda (Isle of Man) Limited....................... Isle of Man
Bermuda Trust (Isle of Man) Limited......................... Isle of Man
Bank of Bermuda (Luxembourg) S.A............................ Luxembourg
Management International (Luxembourg) S.A................... Luxembourg
Bermuda Trust (Far East) Limited............................ Hong Kong
Bermuda Trust (Hong Kong) Limited........................... Hong Kong
Management International (Far East) Limited................. Hong Kong
Bermuda Trust (Singapore) Limited........................... Singapore
Bank of Bermuda (Europe) PLC................................ Ireland
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